EXHIBIT 23.2



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the 1997 Stock Option Plan of our report dated February 4, 2000 (February 15, 2000 as to Note 10), which appears in the Annual Report on Form 10-KSB of Datakey; Inc. for the year ended December 31, 1999.



                                          /s/ McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
June 16, 2000